Exhibit 8


CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
   OTHER SPECIAL RIGHTS OF PREFERRED
STOCK AND QUALIFICATIONS, LIMITATIONS
      AND RESTRICTIONS THEREOF

          OF

   SERIES C CUMULATIVE
CONVERTIBLE PREFERRED STOCK

          OF

ADELPHIA COMMUNICATIONS CORPORATION

    _________________________

    Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

    _________________________

Adelphia Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Series C Preferred Stock Committee (the "Committee") of the Board of Directors of the Corporation at a meeting held on July 1, 1997 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Committee by the Board of Directors on June 22, 1997, and pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Committee does hereby designate, create, authorize and provide for the issuance of Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), par value $.01 per share, with a liquidation preference of $1,000 per share, consisting of 100,000 shares, no shares of which have heretofore been issued by the Corporation, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

1.  Certain Definitions.

Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

Affiliate. The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

Applicable Redemption Price. The term "Applicable Redemption Price" shall mean a price per share equal to the following redemption prices (expressed as a percentage of the Liquidation Preference thereof) during the twelve-month periods commencing on August 1 of the years indicated:

     2000    104.00%
     2001    102.00%
     2002    100.00%

in each case, together with accrued and unpaid dividends (if any) thereon to the Redemption Date.

Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

Capital Stock. The term "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
(iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

Class A Common Stock. The term "Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Corporation.

Class B Common Stock. The term "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Corporation.

Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Class A Common Stock and Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

Continuing Directors. The term "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the Initial Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

Conversion Agent. The term "Conversion Agent" shall mean the entity designated from time to time by the Corporation to act as conversion agent for the Series C Preferred Stock.

Conversion Date. The term "Conversion Date" shall have the meaning set forth in Section 4(b) below.

Conversion Payments. The term "Conversion Payments" shall have the meaning set forth in Section 4(a) below.

Conversion Price. The term "Conversion Price" shall mean $8.48, subject to the adjustments provided in Section 4.

Conversion Rate. The term "Conversion Rate" shall mean the number of shares of Class A Common Stock issuable upon conversion of one share of Series C Preferred Stock, determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion Price.

Current Market Price. The term "Current Market Price" shall mean, with respect to any particular security on any date of determination, the average over the 20 Trading Days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market and Nasdaq Stock Market) on which such security is listed or admitted for trading; provided, however, that if any event that results in an adjustment of the Conversion Rate occurs during the period beginning on the first day of such 20-day period and ending on the date immediately preceding the date of determination, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event or, if such security is not listed on any exchange or admitted for trading on any such exchange or market, the Current Market Price of such security shall be the last reported bid price for such security on the date preceding the date of such determination provided by a New York Stock Exchange member firm designated by the Corporation or, if no such member firm can provide such a bid price, as determined in good faith by a majority of the independent directors of the Corporation. In the event the Corporation is required to pay cash to Holders of Series C Preferred Stock seeking to convert shares of Series C Preferred Stock at a time when an insufficient number of shares of Class A Common Stock are authorized for issuance, the Corporation is restricted by government regulations from issuing shares of Class A Common Stock upon conversion of any shares of Series C Preferred Stock or in lieu of the issuance of a fractional share, the Current Market Price shall be determined on the basis of the average of the five Trading Days ending on and including the third Trading Day preceding the date of such conversion, as the case may be.

Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 2(a) below.

Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

Equity Interests.  The term "Equity Interests" shall mean Capital
Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

Executive Officer. The term "Executive Officer" shall mean any officer of the Corporation that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Securities and Exchange Commission.

Holder. The term "Holder" shall mean the record holder of one or more shares of Series C Preferred Stock, as shown on the books and records of the Transfer Agent.

Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series C Preferred Stock are first issued by the Corporation.

Junior Securities. The term "Junior Securities" shall mean any class of stock ranking junior to the Series C Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The Corporation's Class A Common Stock and Class B Common Stock are expressly defined and included as Junior Securities.

Liquidation Preference. The term "Liquidation Preference" shall mean $1,000 per share of Series C Preferred Stock, plus accrued and unpaid dividends (if any) to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, or in the case of Parity Securities, such other amounts per share as may be set forth in the Certificate of Designations for such Parity Securities, as the context requires.

Market Capitalization. The term "Market Capitalization" shall mean, as of any date, the product of the Current Market Price of the Class A Common Stock as of such date times the number of shares of Class A Common Stock outstanding as of such date.

Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Corporation that meets the requirements of Section 11 hereof.

Parity Securities. The term "Parity Securities": shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date that is entitled to receive payment of dividends and to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series C Preferred Stock. The Corporation's Series A Preferred Stock and Series B Preferred Stock are expressly defined and included as Parity Securities.

Record Date. The term "Record Date" shall have the meaning set forth in Section 2(a) below.

Redemption Date. The term "Redemption Date" shall have the meaning set forth in Section 5(d) below.

Rights. The term "Rights" shall mean securities, rights, options or warrants entitling a holder thereof to subscribe for or purchase any shares of Class A Common Stock or Class B Common Stock of the
Corporation.

Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

Senior Securities. The term "Senior Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series C Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the 13% Series A Cumulative Exchangeable Preferred Stock, $.01 par value, of the Corporation.

Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the 13% Series B Cumulative Exchangeable Preferred Stock, $.01 par value, of the Corporation.

Trading Day. The term "Trading Day" with respect to either the Class A Common Stock or Series C Preferred Stock, as the case may be, shall mean any day on which any market (including, without limitation, any formal or informal over the counter market) in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

Transfer Agent. The term "Transfer Agent" shall mean the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series C Preferred Stock.

Voting Rights Trigger Event. The term "Voting Rights Trigger Event" shall have the meaning set forth in Section 5(b) below.

2.  Dividends.

(a) The Holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends from the Initial Issue Date of the Series C Preferred Stock accruing at the rate per share of $81.25 per annum , or $20.3125 per quarter, payable quarterly in arrears on January 31, April 30, July 30 and October 31 in each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the immediately preceding January 15, April 15, July 15 and October 15 (each, a "Record Date"). Dividends will be payable in cash. The first dividend payment of $20.3125 per share of Series C Preferred Stock will be payable on October 31, 1997. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

(b) Dividends on the Series C Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate; provided, however, the Corporation shall be required to declare and pay such dividends to the extent there are funds legally available therefor, except to the extent that it is the good faith judgment of management of the Corporation that the use of such funds for the payment of dividends would place the Corporation or any of its Subsidiaries in default under any agreement relating to the senior indebtedness of the Corporation or any of its Subsidiaries, in which case the Corporation shall furnish to each Holder, prior to the Dividend Payment Date at issue, a certificate to such effect signed by the President, the Chief Executive Officer or a Vice President or a Vice Chairman of the Company. Accumulated unpaid dividends will bear interest at the rate of 13% per annum. The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series C Preferred Stock.

(c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series C Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series C Preferred Stock. Provided that all dividends for all preceding Dividend Periods have been paid in full, to the extent that cash is not available for a full dividend payment in a current Dividend Period, the Corporation may declare and pay a partial dividend on the Series C Preferred Stock, provided that, the Series C Preferred Stock will share any partial dividends paid on Parity Securities on a pro-rata basis, other than dividends paid solely in shares of Parity Securities. Unless full cumulative dividends on all outstanding shares of Series C Preferred Stock due for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities or Parity Securities, respectively) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or any Parity Securities, respectively; (ii) no other distribution (other than as required by the terms of the Certificate of Designations of Parity Securities) shall be made upon or any sum set apart for the payment of any distribution upon, any shares of Junior Securities or any Parity Securities; (iii) no shares of Junior Securities or Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries (other than as required by the terms of the Certificate of Designations of Parity Securities); and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Corporation or any of its Subsidiaries (other than as required by the terms of the Certificate of Designations of Parity Securities). Holders of the Series C Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. This Section 2(c) shall not prevent the Corporation from making Conversion Payments pursuant to Section 4(a).

3.  Distributions Upon Liquidation, Dissolution or Winding Up.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's Capital Stock (a "reduction or decrease in capital stock"), each Holder of shares of Parity Securities shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the respective Liquidation Preference per share of the specific series of Parity Securities held by such Holder (as fixed in the Certificate of Designations for such series of Parity Securities), before any distribution is made on any Junior Securities, including, without limitation, Common Equity of the Corporation. After payment in full of the Liquidation Preference to which Holders of Parity Securities are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation or reduction or decrease in capital stock.

4.  Conversion Rights.

(a) Each Holder of shares of Series C Preferred Stock shall have the right, at such Holder's option, to convert all or any portion of its shares of Series C Preferred Stock into shares of Class A Common Stock at any time, unless previously redeemed or repurchased, at the Conversion Rate (subject to the Corporation obtaining the necessary governmental approvals). In the event that an insufficient number of shares of Class A Common Stock are available for issuance or the Corporation is restricted by government regulation from issuing shares of Class A Common Stock upon conversion of any shares of Series C Preferred Stock, (i) if the inability to honor the conversion is due to there being an insufficient number of shares of Class A Common Stock available for issuance, , such Holders may require the Corporation to hold a special meeting of the stockholders of the Corporation for the purpose of authorizing a sufficient number of additional shares of Class A Common Stock to permit the conversion of all of such Holders' shares of Series C Preferred Stock, or (ii) if the Holders do not exercise the option set forth in clause (i) or it is not available to them, the Corporation shall be required to pay to the Holder of each share of Series C Preferred Stock seeking to convert such share an amount per share of Class A Common Stock in cash equal to 110% of the Current Market Price of the Class A Common Stock as of the date of such conversion (the "Conversion Payments"). In the event that a special meeting is held pursuant to clause (i) in the preceding sentence and the stockholders fail to authorize the requisite number of additional shares of Class A Common Stock, each Holder requesting said special meeting of the stockholders may either retract the exercise of its conversion right or choose to accept a Conversion Payment as provided above. The right to convert a share of Series C Preferred Stock called for redemption shall terminate at the close of business on the Redemption Date for such Series C Preferred Stock; provided however that in the event that shares to be converted are called for redemption during the pendency of the meeting described in clause (i) above, then Holders of such shares may elect to accept the Conversion Payment by giving notice thereof to the Corporation.

(b) The right of conversion attaching to any share of Series C Preferred Stock may be exercised by the Holder thereof by delivering the share of Series C Preferred Stock to be converted to the office of the Conversion Agent, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Conversion Agent. The "Conversion Date" will be the date on which the share of Series C Preferred Stock and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the Conversion Date (but not more than three
(3) trading days thereafter), the Corporation shall issue and deliver to the Conversion Agent a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in cash, determined as provided below, in lieu of any fraction of a share. Such certificate or certificates shall be delivered by the Conversion Agent to the appropriate Holder by mailing certificates evidencing the shares of Class A Common Stock to such Holders at its address set forth in the register of Holders maintained by the Transfer Agent. All shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Class A Common Stock outstanding from time to time. Any Series C Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends declared and payable on such Dividend Payment Date on the Series C Preferred Stock being surrendered for conversion. In the case of any Series C Preferred Stock that has been converted after any Record Date but before the next Dividend Payment Date, dividends that are declared and payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the Holder of such Series C Preferred Stock on such Record Date. No other payment or adjustment for dividends, or for any dividends in respect of shares of Class A Common Stock, shall by made upon conversion. Holders of Class A Common Stock issued upon conversion shall not be entitled to receive any dividends payable to holders of Class A Common Stock as of any record time before the close of business on the Conversion Date.

(c) The Corporation shall not issue a fractional share of Class A Common Stock upon conversion of Series C Preferred Stock. Instead the Corporation shall deliver a check for an amount equal to the applicable fraction of a share multiplied by the Current Market Price of the Class A Common Stock calculated as of the close of business on the Conversion Date, rounded to the nearest cent.

(d) A Holder delivering Series C Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Class A Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Class A Common Stock in a name other than that of the Holder of the Series C Preferred Stock. Certificates representing shares of Class A Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

(e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Class A Common Stock or its Class A
Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of at least 100,000 shares of Series C Preferred Stock in full and shall, as soon as practical, reserve and continue to reserve out of its authorized but unissued Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of any other outstanding shares of Series C Preferred Stock in full, assuming, in each case, that such conversion took place at the Conversion Rate in effect from time to time (provided that such reservation shall be proportionally reduced as shares of Series C Preferred Stock are repurchased, redeemed, converted, exchanged or retired). All shares of Class A Common Stock that may be issued upon conversion of Series C Preferred Stock shall be fully paid and nonassessable. The Corporation shall take all commercially reasonable steps to comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Series C Preferred Stock and shall take all commercially reasonable steps to list such shares on each national securities exchange on which the Class A Common Stock is listed.

(f)  If the Corporation:

(i) pays a dividend (or makes a distribution) on its Class A Common Stock in shares of its Class A Common Stock;

(ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares; or

(iv) issues any shares of its Capital Stock by reclassification of its Class A Common Stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of each share of Series C Preferred Stock thereafter converted may receive the number of shares of Capital Stock of the Corporation that such Holder would have owned immediately following such action if such Holder had converted Series C Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

        (g) If the Corporation distributes any Rights to all holders of its Class A Common Stock entitling them to purchase shares of Class A Common Stock and/or Class B Common Stock at a price per share that is less than the Conversion Price on the date of distribution of such Rights, the Conversion Price shall be reduced in accordance with the formula:

C' = C x ((O + ((N x P) / C)) / (O + N))

        where:

        C'   =    the adjusted Conversion Price.

        C    =    the then current Conversion Price.

        O    =    the number of shares of Class A
                  Common Stock and Class B Common
                  Stock outstanding on the record
                  date for the distribution.

        N    =    the number of additional shares of
                  Class A Common Stock and/or Class B
                  Common Stock offered.

        P    =    the offering price per share of the
                  additional shares of Class A Common
                  Stock and/or Class B Common Stock.

The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

             (h)  If the Corporation distributes to all
holders of shares of its Class A Common Stock (i) any shares of any class of Capital Stock of the Corporation other than its Class A Common Stock, (ii) any evidence of indebtedness or other securities of the Corporation or any Subsidiary of the Corporation, or (iii) cash or any other assets of the Corporation (including securities, but excluding those dividends, Rights and distributions referred to above in this Section 4 and in Section 4(i) and Section 4(j), dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which Section 4(m) applies), the Conversion Price shall be reduced in accordance with the formula:

C' = C - F

             where:

             C'   =    the adjusted Conversion Price.

             C    =    the then current Conversion Price.

             F    =    the fair market value on the record
                       date of the Capital Stock,
                       indebtedness, other securities,
                       cash or other assets distributed
                       per share of Class A Common Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

             (i)  If the Corporation issues shares of Class A
Common Stock and/or Class B Common Stock for a consideration per share less than the Conversion Price per share on the date the Corporation issues such additional shares, the Conversion Price shall be reduced in accordance with the formula:

C' = C x ((O + (P / C)) / A)

             where:

             C'   =    the adjusted Conversion Price.

             C    =    the then current Conversion Price.

             O    =    the number of shares of Class A
                       Common Stock and Class B Common
                       Stock outstanding immediately prior
                       to the issuance of such additional
                       shares.

             P    =    the aggregate consideration
                       received for the issuance of such
                       additional shares.

             A    =    the number of shares Class A Common
                       Stock and Class B Common Stock
                       outstanding immediately after the
                       issuance of such additional shares.

             The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 4(i) does not apply to (i) any transaction or issuance described in Section 4(g) or 4(h) above or
Section 4(j) below, (ii) the conversion of Series C Preferred Stock or Class B Common Stock or the conversion, exchange or exercise of securities issued in transactions that were subject to Sections 4(g) or 4(h) above, (iii) Class A Common Stock or Class B Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Class A Common Stock and/or Class B Common Stock when required by law, (iv) Class A Common Stock or Class B Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (v) Class A Common Stock or Class B Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or (vi) Class A Common Stock or Class B Common Stock issued to lenders or bond purchasers that are unaffiliated third parties in any financing transaction on arm's-length terms (collectively, "Exempt Issuances").

             (j) If the Corporation issues any Rights (other than Series C Preferred Stock or Class B Common Stock or securities issued in transactions described in Section 4(g) or Section 4(h)) and for a consideration per share of Class A Common Stock and/or Class B Common Stock initially deliverable upon conversion, exchange or exercise of such Rights that is less than the Conversion Price per share on the date of issuance of such Rights, the Conversion Price shall be reduced in accordance with the formula:

C' = C x ((O + (P / C)) / (O + D))

             where:

        C'       =      the adjusted Conversion Price.

        C        =      the then current Conversion Price.

        O        =      the number of shares of Class A
                        Common Stock and Class B Common
                        Stock outstanding immediately prior
                        to the issuance of such Rights.

        P        =      the aggregate consideration
                        received for the issuance of such
                        Rights plus the aggregate
                        consideration payable upon exercise
                        of all such Rights.

        D        =      the maximum number of shares
                        deliverable upon conversion or in
                        exchange for or upon exercise of
                        such Rights at the initial
                        conversion, exchange or exercise
                        rate.

             The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock and/or Class B Common Stock deliverable upon conversion, exchange or exercise of such Rights has not been issued when such Rights are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such Rights been made on the basis of the actual number of shares of Class A Common Stock and/or Class B Common Stock issued upon conversion, exchange or exercise of such Rights. This Section 4(j) does not apply to any transaction that would be an Exempt Issuance if shares of Class A Common Stock or Class B Common Stock were issued instead of Rights.

             (k)  In case the Corporation or any of its
Subsidiaries shall, by dividend or otherwise, make distributions exclusively in cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4(h) applies) to all the holders of its Class A Common Stock in an aggregate amount that, combined together with (i) the aggregate amount of all other such all-cash distributions to all holders of its Class A Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this
Section 4(g) has been made and (ii) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender or exchange offer or other stock repurchase program by the Corporation or any of its Subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 4(g) has been made, exceeds 10% of the Corporation's Market Capitalization on the record date for such distribution then, and in each such case, immediately after the close of business on such date of such distribution, the Conversion Price shall be reduced in accordance with the formula:

C' = C - E

             where:

        C'       =      the adjusted Conversion Price.

        C        =      the then current Conversion Price.

        E        =      the total of such combined amount
                        of such dividends and distributions
                        per share of Class A Common Stock.

             (l) In the case of the consummation of a tender offer, exchange offer (other than an odd-lot offer) or other stock repurchase program made by the Corporation or any Subsidiary thereof for all or any portion of the Class A Common Stock and/or Class B Common Stock involving the payment by the Corporation or such Subsidiary of an aggregate consideration that, together with (i) any cash or other consideration payable in a tender offer, exchange offer or other stock repurchase program by the Corporation or any of its Subsidiaries for Class A Common Stock and/or Class B Common Stock consummated within 12 months preceding the consummation of such tender offer, exchange offer or other stock repurchase program (the "Expiration Time") in respect of which no adjustment has been made pursuant to this Section 4(l) or Section 4(k) and (ii) the aggregate amount of all such all-cash distributions referred to in Section 4(k) above to all holders of Class A Common Stock and/or Class B Common Stock within the 12 months preceding such Expiration Time in respect of which no adjustments have been made, exceeds 10% of the Corporation's Market Capitalization as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced in accordance with the formula:

C' = C x ((M - E) / N)

             where:

        C'       =      the adjusted Conversion Price.

        C        =      the then current Conversion Price.

        M        =      the Conversion Price on the Trading
                        Day next succeeding the expiration
                        Time times the number of shares of
                        Class A Common Stock and Class B
                        Common Stock outstanding at the
                        Expiration Time (including any
                        tendered, exchanged or purchased
                        shares).

        N        =      The Conversion Price on the Trading
                        Day next succeeding the Expiration
                        Time times the number of shares of
                        the Class A Common Stock and Class
                        B Common Stock outstanding at the
                        Expiration Time (less any shares
                        purchased in such tender offer,
                        exchange offer or other stock
                        repurchase program).

        E        =      the total of such combined amount
                        of payments and distributions
                        described in the first paragraph of
                        this Section 4(l).

             The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

             (m) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another person or any merger of another person with or into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any class or series of the Common Equity), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Series C Preferred Stock then outstanding will, without the consent of the Holder of any Series C Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, amalgamation, arrangement, merger, sale or transfer by a Holder of the number of shares of Class A Common Stock (and other securities, if applicable) into which such Series C Preferred Stock was convertible immediately prior thereto (assuming such holder of Class A Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Series C Preferred Stock was then convertible).

             (n) In addition, in the event that any other transaction or event occurs as to which the foregoing conversion price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Corporation shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Corporation or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Corporation, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Corporation or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall determine, consistent with the Board of Directors' fiduciary duties to the Corporation's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Series C Preferred Stock. Upon receipt of such opinion or determination, the Corporation shall promptly mail a copy thereof to the Holders of the Series C Preferred Stock and will make the adjustments described therein.

             (o) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this Section 4, the following shall apply:

                  (i)  in the case of the issuance of
        shares of Class A Common Stock or Class B Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                  (ii) in the case of the issuance of
        shares of Class A Common Stock or Class B Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof);

                  (iii)     whenever this Certificate of
        Designations calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors of the Corporation and as evidenced by a written resolution thereof; and

                  (iv) in the case of the issuance of
        Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Rights plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in this Section 4(o)).

             (p) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest one hundredth of a cent or to the nearest 1/1000th of a share, as the case may be. No adjustment formula set forth in this Section 4 shall be applied to result in an increase in the Conversion Price.

             (q) No adjustment in the Conversion Price need be made under this Section 4 for (i) rights to purchase Class A Common Stock or Class B Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Class A Common Stock or Class B Common Stock, and in no event shall any adjustment made under this
Section 4 that would reduce the Conversion Price below the par value of the Class A Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Sections 4(g) or 4(h) above and if such distribution is subsequently cancelled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price that would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Sections 4(g) and 4(h) above if the Corporation issues or distributes to each Holder of Series C Preferred Stock the shares of Class A Common Stock, Class B Common Stock, evidences of indebtedness, assets or Rights referred to in those Sections that each Holder would have been entitled to receive had the Series C Preferred Stock been converted into Class A Common Stock prior to the happening of such event or the record date with respect thereto.

             (r) The Corporation shall provide to Holders of Series C Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Price pursuant to any of the adjustments in this Section 4 so as to permit the Holders to effect a conversion of shares of Series C Preferred Stock into shares of Class A Common Stock prior to the occurrence of such event. The Corporation shall file with the Transfer Agent a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4(v) below, the certificate shall be conclusive evidence that the adjustment is correct.

             (s) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Class A Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series C Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 4(f), 4(g), 4(h), 4(i), 4(j), 4(k) and 4(l) above.

             (t)  If:

                  (i)  the Corporation takes any action
        which would require an adjustment in the Conversion Price pursuant to Section 4(g) or 4(h) above, or clause (iv) of
        Section 4(f) above;

                  (ii) the Corporation consolidates or
        merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                  (iii)     there is a dissolution or
        liquidation of the Corporation;

a holder of Series C Preferred Stock may want to convert such stock into shares of Class A Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Class A Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 4(t).

             (u) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Class A Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Class A Common Stock as provided in
Section 4(c) above.

             (v)  Except as provided in the immediately
following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4, such determination shall be made in good faith and may be challenged in good faith by the Holders of a majority of the outstanding shares of Series C Preferred Stock (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose), and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such Holders of Series C Preferred Stock. If such investment banking firm resolves that the adjustment should have been more favorable to the Holders, the Corporation shall bear the costs of such firm and if such investment banking firm resolves that such determination was correct or should have been less favorable to the Holders, the Holders challenging such determination shall bear the costs of such firm.

             (w)  All shares of Series C Preferred Stock
converted pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of convertible exchangeable preferred stock, without designation as to series and may thereafter be reissued as shares of any series of convertible exchangeable preferred stock other than Series C
Preferred Stock.

             (x)  Overdue Conversion Payments shall bear
interest at the rate of 13% per annum.

             (y) Except as set forth in this Section 4, none of the adjustments described in this Section 4 shall duplicate adjustments previously made or made simultaneously pursuant to other subsections of this Section 4, or otherwise double count any transaction.

             5.        Redemption at the Corporation's Option.

             (a)  The Series C Preferred Stock may be
redeemed, in whole or in part, at the option of the Corporation at any time on or after August 1, 2000, at the Applicable Redemption
Price.

             (b) In case of redemption of less than all of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

             (c) Notice of any redemption shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series C Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange or quotation system upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series C Preferred to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) the Conversion Price; (viii) that Series C Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (ix) that Holders of Series C Preferred Stock must satisfy the requirements of
Section 4(b) above if such Holders desire to convert such shares. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

             (d)  If notice has been mailed in accordance with
Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series C Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

             (e) Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Stock shall be irrevocable except that:

                  (i)  the Corporation shall be entitled
        to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (ii) any balance of monies so deposited
        by the Corporation and unclaimed by the Holders of the Series C Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

             (f) No Series C Preferred Stock may be redeemed except with funds legally available for the purpose. The Corporation shall take all actions required or permitted under Delaware Law to permit any such redemption.

             (g) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed.

             (h)  All shares of Series C Preferred Stock
redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series C Preferred Stock.

             6.        Voting Rights.

             (a)       The Holders of record of shares of
Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

             (b)       If and upon:

                  (i)  the accumulation of accrued and
        unpaid dividends on the outstanding Series C Preferred Stock in an amount equal to six (6) full quarterly dividends
        (whether or not consecutive);

                  (ii) the failure of the Corporation to
        honor its obligations with respect to any share of Series C Preferred Stock upon conversion thereof pursuant to Section 4 hereof;

                  (iii)     in the event that all shares of
        Series C Preferred Stock have not been converted into shares of Class A Common Stock by August 1, 2009, the Series C
        Preferred Stock shall not have been redeemed by the Corporation by such date in accordance with Section 5;

                  (iv) the failure of the Corporation to
        comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 45 consecutive days or more (each of the events described in clauses 6(b)(i) through (iv) being referred to herein as a "Voting Rights Trigger Event");

then the authorized number of members of the Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation.

             (c)       Whenever such voting right shall
have vested, such right may be exercised initially either by written consent or at a special meeting of the Holders of Series C Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series C Preferred Stock. Such right of the Holders of Series C Preferred Stock to elect directors may be exercised until
(i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Trigger Events have been cured or waived, at which time the right of the Holders of Series C Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate at the end of the quarter first commencing after such voting rights terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future Voting Rights Trigger Events.

             (d)       At any time when such voting right
shall have vested in the Holders of Series C Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the Series C Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Series C Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by a majority-in-interest of the Holders of Series C Preferred Stock requesting such meeting. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series C Preferred Stock then outstanding may designate in writing a Holder of Series C Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Series C Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders. The Corporation shall pay all expenses incurred in connection with holding such special meeting and all reasonable expenses incurred in connection with the solicitation of votes or proxies from the Holders of the Series C Preferred Stock. Any director elected pursuant to this Section 6(d) shall be entitled to receive the same fees and reimbursement of expenses as may be provided to the rest of the directors of the Corporation.

             (e)       If a director so elected by the
Holders of Series C Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series C Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

             (f)       The Corporation shall not, without
the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series C Preferred Stock (with shares held by the Corporation not being considered to be outstanding for this purpose):

                  (i)  authorize, create (by way of
        reclassification or otherwise) or issue any Parity Securities, or any obligation or security convertible into or evidencing the right to purchase any Parity Securities (except for issuances as provided in the Corporation's Certificate of Designations as in effect on the Initial Issue Date with respect to its Series A Preferred Stock and its Series B Preferred Stock); provided that the redesignation of the Company's unissued Series B Preferred Stock as Series A Preferred Stock, or of its unissued or issued but not outstanding Series A Preferred Stock for the purpose of paying pay-in-kind dividends on either its Series A Preferred Stock or its Series B Preferred Stock shall not require the consent of the Holders of the Series C Preferred Stock as provided in this Section 6; or

                  (ii)      amend or otherwise alter its
        Certificate of Incorporation in any manner that adversely affects the rights of Holders of Series C Preferred Stock or the holders of Class A Common Stock.

             (g)       Without the consent of each Holder
affected, an amendment or waiver may not (with respect to any shares of Series C Preferred Stock held by a non-consenting Holder):

                  (i)  alter the voting rights with
        respect to the Series C Preferred Stock or reduce the number of shares of Series C Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                  (ii) alter the provisions with respect
        to the redemption of the Series C Preferred Stock or waive a redemption payment with respect to any share of Series C
        Preferred Stock;

                  (iii)     reduce the Liquidation Preference
        of any share of Series C Preferred Stock;

                  (iv)      reduce the rate of or change the
        time for payment of dividends on any share of Series C
        Preferred Stock;

                  (v)  alter the provisions with respect
        to the conversion rights of the Series C Preferred Stock;

                  (vi)      waive a default or event of default
        in the payment of dividends (if any) on the Series C
        Preferred Stock;

                  (vii)     make any share of Series C
        Preferred Stock payable in money other than that stated in this Certificate of Designations;

                  (viii)    make any change in the provisions
        of this Certificate of Designations relating to waivers of the rights of Holders of Series C Preferred Stock to receive the Liquidation Preference, dividends (if any) on the Series C Preferred Stock; or

                  (viii)    make any change in the foregoing
        amendment and waiver provisions.

             (h)       The Corporation shall not, without
the consent of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock (with shares held by the Corporation not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

             (i)       The Corporation in its sole
discretion may without the vote or consent of any Holders of the Series C Preferred Stock amend or supplement this Certificate of
Designations:

                  (i)  to cure any ambiguity, defect or
        inconsistency;

                  (ii) to provide for uncertificated
        Series C Preferred Stock in addition to or in place of certificated Series C Preferred Stock; or

                  (iii)     to make any change that would
        provide any additional rights or benefits to the Holders of the Series C Preferred Stock or that does not adversely affect the legal rights or benefits under this Certificate of Designations of any such Holder.

             7.        Certain Covenants.

             (a)       Payments for Consent.  Neither the
Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series C Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series C Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series C Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

             (b)       Reports.

                  (i)  Whether or not required by the
        rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series C Preferred Stock
        (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Series C Preferred Stock remains outstanding, the Corporation shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (ii) The Corporation shall deliver to
        the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervi-sion of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series C Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

                  (iii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 7(b)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (iv) The Corporation shall, so long as
        any of the shares of Series C Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

             (c) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series C Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

             8.        Payment and Conversion.

             (a) All amounts payable in cash with respect to the Series C Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holders of the Series C Preferred Stock at their respective addresses set forth in the register of Holders of Series C Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series C Preferred Stock the Holders of which have given wire transfer instructions to the Corporation will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Corporation, the Corporation's office or agency in New York shall be the office of the Paying Agent maintained for such purpose.

             (b) Any payment on the Series C Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

             (c) The Corporation has initially appointed the Transfer Agent to act as the Paying Agent and Conversion Agent. The Corporation may at any time terminate the appointment of any Paying Agent or Conversion Agent and appoint additional or other Paying Agents and Conversion Agents, provided that until the Series C Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends (if any) on the Series C Preferred Stock have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designations, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series C Preferred Stock for conversion.

             (d) All moneys deposited with any Paying Agent or then held by the Corporation in trust for the payment of the Liquidation Preference and dividends (if any) on any shares of Series C Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Corporation, and the Holder of such shares of Series C Preferred Stock will thereafter look only to Corporation for payment thereof.

             9.        Officers' Certificate.

             Each Officers' Certificate provided for in this Certificate of Designations shall include:

             (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

             (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

             10.       Exclusion of Other Rights.

             Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

             11.       Headings of Subdivisions.

             The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

             12.       Severability of Provisions.

             If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

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
             IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Timothy J. Rigas, Executive Vice President and Chief Financial Officer, and attested by Colin Higgin, its assistant secretary, this 2nd day of July, 1997.

                                 ADELPHIA COMMUNICATIONS
                                 CORPORATION

                                 By:  /s/ Timothy J. Rigas
                                      Timothy J. Rigas
                                      Executive Vice President and
                                      Chief Financial Officer

ATTEST:
By:  /s/ Colin Higgin
        Colin Higgin
        Assistant Secretary